UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 11, 2013 (July 11, 2013)

Sitoa Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	20-1945139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong HKSAR

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(408) 548-7520

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Rescission and Termination of Letter of Intent with IRIS Corporation Berhad (“IRIS”)

On March 18, 2013, Sitoa Global, Inc. (the “Company”) reported that it entered into a Letter of Intent with IRIS Corporation Berhad ("IRIS"), a leading, diversified, technology company, listed on the Malaysian Stock Exchange and the owner of certain selected waste-to-energy assets; and other Renewable Energy and waste to energy "Pipeline Project" assets, owned by third-party owners and with whom IRIS will secure appropriate agreements to these projects, technologies, rights and obligations (the "IRIS Renewable Energy Business") in respect of a proposed transaction in which Sitoa will purchase IRIS Renewable Energy Asset plus waste-to-energy assets owned by other third parties in exchange for common shares in Sitoa.

On July 11, 2013, the Company’s Board of Director decided to rescind and terminate the Letter of Intent with IRIS upon further due diligence and structuring negotiations, and thereby to cease further discussions with IRIS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITOA GLOBAL INC.

Dated: July 11, 2013	By: /s/ James Wang
Name: James Wang
Title: Chief Executive Officer